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Exhibit 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Registration No.'s 333-67086, 333-101321 and 333-99237) pertaining to RadView Software Ltd.'s Key Employee Share Incentive Plan (1996), United States Share Incentive Plan (2000), and Employee Share Incentive Plan and Form S-3 (Registration No. 333-114308) of our report dated January 16, 2003, with respect to the consolidated financial statements of RadView Software Ltd. for the year ended December 31, 2002 included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

March 28, 2005 Tel-Aviv, Israel	LUBOSHITZ KASIERER An affiliate member of Ernst & Young International

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  Exhibit 23.1
Consent of Independent Auditors